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EXHIBIT 99.3

FOR IMMEDIATE RELEASE

EDGEN/MURRAY, A JEFFERIES CAPITAL PARTNERS
PORTFOLIO COMPANY, TO ACQUIRE
MURRAY INTERNATIONAL METALS

        EDGEN AND MURRAY INTERNATIONAL METALS TO OFFER FULL RANGE OF SPECIALTY STEEL PRODUCTS TO COMBINED GLOBAL CUSTOMER BASE

        Baton Rouge., LA., and Edinburgh, Scotland—December 1, 2005 (Business Wire)—Edgen Corporation ("Edgen") announced today that Jefferies Capital Partners, its principal shareholder, has agreed to acquire Murray International Metals Limited ("MIM") through a newly formed acquisition company. Upon completion of the transaction, a new holding company formed by Edgen's shareholders called Edgen/Murray, L.P. will own 100% of both Edgen and MIM. In a related transaction, Edgen will purchase the equity interests of Murray International Metals, Inc. ("MIM US"), MIM's U.S. subsidiary. Edgen/Murray, L.P. will be owned by Jefferies Capital Partners, the management teams of both Edgen and MIM and Murray International Holdings.

        Dan O'Leary, who is Chief Executive Officer of Edgen and is expected to become Chief Executive Officer of Edgen/Murray, L.P. upon completion of the transactions, stated, "Through this series of transactions, we will establish a singularly focused enterprise supplying the specialty steel pipe, pipe components, structural sections and plate requirements for the oil and gas, process, and power generation industries. With over 25 worldwide locations, dedicated and experienced staff and preferred long term vendor relationships serving our primary markets, we are uniquely positioned to service our over 3,000 customers with a full range of specialty steel products."

        Ken Cockburn, Managing Director of Murray International Metals Limited, stated, "We are extremely pleased to be joining forces with Edgen and Jefferies Capital Partners. This transaction allows us to expand the products and services we offer to our long-standing MIM customers and continue our targeted geographic expansion. Edgen/Murray, L.P. will be immediately positioned as a leading global distributor of specialty pipe, and pipe components, plates and sections to the oil and gas, processing, and power generation industries. We will have outstanding people, facilities, products, and systems in all of the major market locations for the industries that we serve."

        "We are also very excited at Edgen about the acquisition of Murray International Metals, Inc.," continued Mr. O'Leary. "This acquisition will immediately expand our specialty carbon steel product offering, provide us with experienced and exceptional personnel, and gives us increased access to new and existing customers in the Americas. Edgen will provide a full complement of specialty steel products for the offshore oil and gas exploration and production industries."

        The transactions are scheduled to close before the end of the fourth quarter and are subject to the satisfaction or waiver of the conditions set forth in the purchase agreements, including, among others, Edgen's ability to fund the MIM US acquisition with the issuance of additional notes under the same indenture as Edgen's existing 9 7/8% senior secured notes due 2011, Edgen's receipt of a favorable opinion from an independent investment banking or appraisal firm as to the fairness to Edgen of the financial terms of the MIM US acquisition and the entry by the company formed to purchase MIM into certain financing arrangements and credit facility commitments. Neither Edgen's existing 9 7/8% senior secured notes due 2011, nor any additional notes issued by Edgen to finance the MIM US acquisition, will be guaranteed by MIM or Edgen/Murray, L.P.

        About Edgen Corporation

        Edgen is a leading global distributor of specialty steel pipe, fittings and flanges for use in niche applications, primarily in the oil and gas, processing and power generation industries. The products Edgen distributes are highly specialized and are used in environments that require high performance characteristics, such as the ability to withstand highly corrosive or abrasive materials, extremely high or low temperatures, or high-pressure. These products are principally used in maintenance and repair projects as well as expansions of infrastructure and development projects. Edgen operates in 17 locations, including 15 in the United States, and two in Canada. Additional information may be obtained from Edgen's website at www.edgencorp.com.

        About Murray International Metals Limited

        MIM is a distributor of structural steel products for use in niche applications, primarily to the offshore oil and gas industry. MIM distributes primarily high grade steel tubes, plates and sections used in the construction of offshore drilling rigs, drilling and production platforms and well heads. These products are principally used in the oil and gas exploration and production industry, including continued shallow water development, the rapid expansion of deep and ultra-deepwater activity and increased development within remote and challenging environments. MIM has a strong sales and distribution network in Europe, the Caspian Sea region, West Africa, the Middle East and Asia/Pacific and operates in seven locations, including the United Kingdom, United Arab Emirates, and Singapore.

        About Jefferies Capital Partners

        Jefferies Capital Partners is a New York-based private equity investment firm with over USD 1.0 billion in equity commitments under management. Since 1994, the professionals of Jefferies Capital Partners have invested in over 45 companies in which Jefferies Capital Partners has expertise. Jefferies Capital Partners invests in management buyouts, recapitalizations, industry consolidations and growth capital. Additional information may be obtained from Jefferies Capital Partners' website at www.jefcap.com.

        Any additional notes issued by Edgen to finance the MIM US acquisition are expected to be issued in a private placement and resold by the initial purchaser(s) to qualified institutional buyers under Rule 144A of the Securities Act of 1933, as amended (the "Securities Act"). Such additional notes will not be registered under the Securities Act, or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. This press release is neither an offer to sell nor a solicitation to buy any of these securities. The completion of the offering is subject to, among other things, market conditions, and no assurance can be given that it can be completed on acceptable terms, or at all.

        Forward-Looking Statements: This press release contains forward-looking statements. The forward-looking statements are based on Edgen's current expectations and beliefs concerning future developments and their potential effects on Edgen. There can be no assurance that future developments affecting Edgen will be those anticipated by Edgen. These forward-looking statements involve a number of risks, uncertainties and other factors that may cause actual results to be materially different from those expressed or implied in the forward-looking statements. Important factors that could cause the statements made to differ include that the transactions are subject to a number of conditions and approvals and that the final purchase price for the MIM US acquisition is subject to exchange rate fluctuations. Other important factors are discussed under the caption "Forward-Looking Statements" in Edgen's registration statement on Form S-4 (File No. 333-124543) filed on June 14, 2005 and in subsequent filings with the Securities and Exchange Commission made prior to or after the date hereof. Edgen undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:
Edgen Corporation, Baton Rouge, LA
David L. Laxton, III, 225-756-9868

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EDGEN/MURRAY, A JEFFERIES CAPITAL PARTNERS PORTFOLIO COMPANY, TO ACQUIRE MURRAY INTERNATIONAL METALS